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Exhibit 10.9.1

AMENDMENT NO. 1
TO THE
DISPLAYTECH, INC.
1988 INCENTIVE STOCK OPTION PLAN

        By action taken by the Board of Directors of Displaytech, Inc. (the "Company"), at a meeting held on December 31, 1994 and reconvened on January 3, 1995, and upon approval of the shareholders of the Company at a special meeting held on February 14, 1995, the Displaytech, Inc. 1988 Incentive Stock Option Plan was amended to increase the number of shares which may be optioned under the Plan from 40,000 shares to 740,000 shares.

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AMENDMENT NO. 1 TO THE DISPLAYTECH, INC. 1988 INCENTIVE STOCK OPTION PLAN